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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Kellogg Company of our report dated January 31, 2001 relating to the financial statements and financial statement schedule of Keebler Foods Company and Subsidiaries, which appears in Keebler Foods Company's Annual Report on Form 10-K for the year ended December 30, 2000 and is incorporated by reference in the Form 8-K of Kellogg dated April 2, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Chicago, Illinois
October 26, 2001